Exhibit 3.1

FILED In the Office of the Secretary of State of Texas JUN 1 5 2016 Corporations Section

Texas Certificate of Conversion Converting
A Foreign Entity to A Texas Filing Entity

1) The name of the converting entity is: Rockdale Resources Corporation
2)  The organizational form and jurisdiction of the converting entity is: Corporation, Colorado
3)  The Texas secretary of state file number for converting entity is: 0801786557
4)  The name of the converted entity is: Petrolia Energy Corporation
5)  The organizational form and jurisdiction of the converted entity is: Corporation, Texas
6)  A signed plan of conversion is on file at the principal place of business of the converting entity, and the address of the principal place of business is: 710 N Post Oak, Suite 512, Houston, Texas 77024
7)  A signed plan of conversion will be on file after the conversion at the principal place of business of the converted entity, and the address of the principal place of business is: 710 N Post Oak, Suite 512, Houston, Texas 77024
8)  A copy of the plan of conversion will be on written request furnished without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting entity or the converted entity.
9) The converted entity is a Texas Corporation. The certificate of formation of the Texas Corporation is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.
10) In lieu of providing the tax certificate. the corporation, as the converted entity is liable for the payment of any franchise taxes.
11) The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the converting entity's governing documents.
12) This document takes effective at a later date, which is not more than 90 days from the date of signing. The delayed effective date is: 6/312016

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 05/22/16

 /s/ Zel C. Khan
Zel C. Khan, President

Form 201 (Revised 01/06) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $300	Certificate of Formation For-Profit Corporation	This space reserved for office use. FILED In the Office of the Secretary of State of Texas JUN 1 5 2016 Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

Petrolia Energy Corporation
The name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office
See instructions. Select and complete either A or B and complete C.

☑A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Business Filings Incorporated
OR

☐B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

☐C. The business address of the registered agent and the registered office address is:

701 Brazos Street, Ste. 720,	Austin	TX	78701
Street Address	City	State	Zip Code

Article 3 – Directors
(A minimum of 1 director is required.)
The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

Leo		Womack
First Name	M.I.	Last Name			Suffix

710 N Post Oak, Ste 400	Houston		TX	77024	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 2

Zel	C.	Khan
First Name	M.I.	Last Name			Suffix

710 N Post Oak, Ste 512	Houston		TX	77024	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 3

Joel		Oppenheim
First Name	M.I.	Last Name			Suffix

710 N Post Oak, Ste 512	Houston		TX	77024	USA
Street or Mailing Address	City		State	Zip Code	Country

Article 4 – Authorized Shares
(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is:	50000000

☑ A. The par value of each of the authorized shares is:	0.001
OR

☐ B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information
Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The entity is being formed pursuant to a plan of conversion.
Current Entity Name: Rockdale Resources Corporation
Address: 710 N Post Oak, Suite 512, Houston, Texas 77024
Form of organization: Corporation
Date of Qualification: 5/17/2013
Jurisdiction of formation: Colorado
Current State Filing Number: 0801786557

The name and address of the organizer:
Organizer

The name and address of the organizer:

Zel C. Khan
Name

710 N Post Oak, Ste 512	Houston	Texas	77024
Street Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒This document becomes effective when the document is filed by the secretary of state.
B. ☐This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment.  The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 05/22/16

 /s/ Zel C. Khan
Signature of organizer

Certificate of Formation
For-Profit Corporation
Petrolia Energy Corporation

Article 3-Directors (continued)

Lee Lytton, 710 N Post Oak, Suite 512, Houston, Texas 77024
Quinten Beasley, 710 N Post Oak, Suite 512, Houston, Texas 77024